UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
February 2, 2018
Date of Report (Date of earliest event reported)
Commission file number: 1-33026
COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commvault Way, Tinton Falls, New Jersey
07724
(Address of principal executive offices)
(Zip Code)
(732) 870-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On February 2, 2018, the Board of Directors of Commvault Systems, Inc. (Commvault) appointed Vivie (“YY”) Lee as a Class II Director of Commvault, to hold office until Commvault’s 2018 Annual Meeting of Stockholders.

Upon appointment to the Commvault Board of Directors, YY Lee received an annual director retainer consisting of cash and restricted stock units, each in accordance with Commvault’s non-employee director compensation policy, prorated to reflect her partial year term as a director. Commvault’s non-employee director compensation policy is described under the heading “Director Compensation” on pages 35 and 36 of Commvault’s proxy statement for its 2017 Annual Meeting of Stockholders, as filed with the SEC on July 5, 2017, and is hereby incorporated by reference herein.

A copy of the press release announcing YY Lee’s appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits
Exhibit No.        Description
99.1Press Release dated February 5, 2018 announcing the appointment of Vivie (“YY”) Lee as a director of Commvault Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMMVAULT SYSTEMS, INC.

DATE:	February 5, 2018	By: /S/ Warren H. Mondchein
Name: Warren H. Mondschein Title: VP, General Counsel and Secretary

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